EXHIBIT 11

                            FOCUS ENHANCEMENTS, INC.
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


                                                             Three months ended
                                                            June 30,      June 30,
                                                              1997          1996
                                                          -----------   -----------
Net income                                                $   231,707   $    81,752
                                                          ===========   ===========

Primary:

Weighted average number of common shares outstanding       12,716,005     8,561,504
Weighted average common equivalent shares                     621,848       541,033
                                                          -----------   -----------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data        13,337,853     9,102,537
                                                          ===========   ===========

Fully diluted:

Weighted average number of common shares outstanding       12,716,005     8,561,504
Weighted average common equivalent shares                     603,481       541,033
                                                          -----------   -----------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data        13,319,486     9,102,537
                                                          ===========   ===========

Net income per share
        Primary                                           $      0.02   $      0.01
                                                          ===========   ===========
        Fully diluted                                     $      0.02   $      0.01
                                                          ===========   ===========



                            FOCUS ENHANCEMENTS, INC.
              STATEMENT OF COMPUTATION OF EARNINGS (LOSS) PER SHARE


                                                              Six months ended
                                                            June 30,      June 30,
                                                              1997          1996
                                                          -----------   -----------

Net income (loss)                                         $   248,183   $(3,563,098)
                                                          ===========   ===========

Primary:

Weighted average number of common shares outstanding       12,123,306     7,974,362
Weighted average common equivalent shares                     415,080          --
                                                          -----------   -----------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data        12,538,386     7,974,362
                                                          ===========   ===========

Fully diluted:

Weighted average number of common shares outstanding       12,123,306     7,974,362
Weighted average common equivalent shares                     569,308          --
                                                          -----------   -----------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data        12,692,614     7,974,362
                                                          ===========   ===========

Net income per share
        Primary                                           $      0.02   $     (0.45)
                                                          ===========   ===========
        Fully diluted                                     $      0.02   $     (0.45)
                                                          ===========   ===========




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